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                                                                    EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

American Graphics, Inc., incorporated under the laws of Georgia;

Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina;

Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia;

Cadmus Interactive, Inc., incorporated under the laws of Georgia;

Cadmus International Holdings, Inc., incorporated under the laws of Virginia;

Cadmus Investment Corporation, incorporated under the laws of Delaware;

Cadmus Journal Services, Inc., incorporated under the laws of Virginia;

Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;

Cadmus Marketing, Inc., incorporated under the laws of Virginia;

Cadmus/O'Keefe Marketing, Inc., incorporated under the laws of Virginia

Cadmus Printing Group, Inc. incorporated under the laws of Virginia;

Cadmus Publishing Holding Corporation, incorporated under the laws of Delaware;

Cadmus Receivables Corporation, incorporated under the laws of Virginia;

Cadmus Technology Solutions, Inc., incorporated under the laws of Virginia;

Cadmus UK, Inc., incorporated under the laws of Virginia;

Dynamic Diagrams, Inc., incorporated under the laws of Rhode Island

Dynamic Diagrams, Inc., incorporated under the laws of Delaware

Expert Graphics, Inc., incorporated under the laws of Virginia;

Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland;

Mack Printing Company, incorporated under the laws of Pennsylvania

Mack Printing Group, Inc., incorporated under the laws of Delaware

Port City Press, Inc., incorporated under the laws of Maryland

Science Craftsman Incorporated, incorporated under the laws of New York

Three Score, Inc., incorporated under the laws of Georgia;

Vaughan Printers, Incorporated, incorporated under the laws of Florida;

VSUB Holding Company, incorporated under the laws of Virginia;

Washburn Graphics, Inc., incorporated under the laws of North Carolina;

Washburn of New York, Inc., incorporated under the laws of New York